Exhibit 99.4



    MAXICARE SIGNS LETTER OF INTENT WITH MOLINA MEDICAL CENTERS



LOS ANGELES, MAY 27, 1997  ---- MAXICARE HEALTH PLANS, INC. (NASDAQ
- NMS: MAXI) announced today that its California HMO has signed a letter of intent with Molina Medical Centers ("MMC") to assign or transfer MMC's Medi-Cal contracts for the provision of services in San Bernardino, Riverside and Sacramento Counties, with the State of California to Maxicare, effective July 1, 1997. Under the letter of intent, MMC will become a Maxicare Medi-Cal provider in those areas. The consummation of the transactions contemplated by the letter of intent is subject to Maxicare's completion of its due diligence review, negotiation and execution of a definitive agreement between the parties and receipt of all necessary regulatory approvals. The Company currently estimates that the revenue to be generated will approximate $1 billion over the term of these contracts.

Maxicare is a managed  health  care  company that operates in seven
states,  serving   members   in   California,   Indiana,  Illinois,
Louisiana, North Carolina, South Carolina and Wisconsin.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties including the number of beneficiaries and the reimbursement rates paid by the State of California during the term of the MMC Medi-Cal contracts referred to above.















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